EXHIBIT 99.1

157 Broad Street • Suite 109 • Red Bank, NJ 07701 • 732.741.2840 • www.BigString.com

FOR IMMEDIATE RELEASE

Users Paid to Receive Direct Mail Through Incentive-Based Social Network

PeopleString,  Incentive-Based Social Network, Launched By BigString Corp

RED BANK, N. J., March 17  --An incentive-based social network that pays users to receive regular direct mail as well as for performing a host of internet activities has been launched by BigString Corporation (OTCBB:BSGC).  Called PeopleString (www.PeopleString.com), it generates  revenue for users through an opt-in direct mail program and their use of email, instant messaging, video email, file storage and shopping. In addition, PeopleString's technology allows users to generate additional revenue by creating a personal affiliate network through signing up friends and businesses through multiple digital bonds. The user who creates his or her own affiliate network will generate income each time any other user in the affiliate network earns money as well.
Here's how the opt-in direct mail segment of the social network works: Users take a short 30-question survey that helps PeopleString build a target demographic profile of him or her. The users indicates the maximum number of offers they would like to receive daily through regular mail or email.  PeopleString markets this information to direct marketers and shares up to 70% of revenue generated with the user and the affiliate network. Users can view a report on PeopleString with the offers and fees they are receiving. Finally, users receive the offer in their mailboxes with a PeopleString logo on the envelope. Some marketers provide extra incentives to read the offer and enter a unique code on PeopleString.
"In today's difficult financial environment, the PeopleString technology can create a source of additional income for its users without any real effort by performing the activities they normally perform anyway," stated Darin Myman, president and CEO of BigString Corporation.  "We believe PeopleString's 'mailbox-cashbox' concept is the first technology to create an incentive mechanism for regular mail that provides a profitable experience for the consumer.  Marketers benefit by mailing to a targeted prospect that has an interest in opening and reviewing their offers."

About BigString
BigString Corporation, owner and operator of BigString.com, is the developer of a messaging technology that allows a user to send recallable, erasable and self-destructing emails, instant messages (IM), and videos. The company’s BigString and PeopleString products are communication services for both individuals and businesses that allow users to send, recall, erase, self-destruct, track and modify messages after they have been sent through its patent pending technology.  Users have unprecedented control over all of their messaging communications on their computers and mobile devices, whether they choose to send IMs, emails or videos, and, in addition, to control, the communication platforms giving its users unprecedented privacy and security on all messages sent.  For more information, visit http://www.bigstring.com and http://www.peoplestring.com.

Forward-Looking Statements

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby.  Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation’s actual results could differ materially from expected results.

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CONTACTS:
Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com
Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com.